                                                                    EXHIBIT 11

                                                                             Three Months Ended      Six Months Ended
                                                                                   June 30,             June 30,
(in thousands, except per share data)                                              --------             --------
                                                                               1996       1995      1996      1995
                                                                               ----       ----      ----      ----
PRIMARY

Weighted average number of common and common equivalent shares outstanding:

                 Common stock                                                  13,654    11,832    13,586    11,800

                 Common stock equivalent shares
                          resulting from stock options
                          (treasury stock method)                                 781       696       779       718

                                                                              -------   -------   -------   -------
Total                                                                          14,435    12,528    14,365    12,518
                                                                              =======   =======   =======   =======


Net income                                                                    $ 2,885   $ 1,485   $ 5,436   $ 2,602
                                                                              =======   =======   =======   =======

Net income per common and common equivalent share                             $  0.20   $  0.12   $  0.38   $  0.21
                                                                              =======   =======   =======   =======


FULLY DILUTED

Weighted average number of common and common equivalent shares outstanding:

                 Common stock                                                  13,654    11,832    13,586    11,800

                 Common stock equivalent shares
                          resulting from stock options
                          (treasury stock method)                                 787       700       824       726
                                                                              -------   -------   -------   -------
Total                                                                          14,441    12,532    14,410    12,526
                                                                              =======   =======   =======   =======


Net income                                                                    $ 2,885   $ 1,485   $ 5,436   $ 2,602
                                                                              =======   =======   =======   =======

Net income per common and common equivalent share                             $  0.20   $  0.12   $  0.38   $  0.21
                                                                              =======   =======   =======   =======
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